UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 13, 2005

Date of Report (Date of earliest event reported):

Commission File Number: 0-32593

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Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma                                                                                                     73-1599600

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

115 West 7th Street, Suite 1400, Fort Worth, Texas 76102

(Address of principal executive offices)

  (877) 329-8388

(Issuer's telephone number, including area code)

Item 1.01    Entry Into a Material Definitive Agreement.

    On September 13, 2005, Wentworth Energy, Inc. (the "Company") entered into an agreement with Coach Capital, LLC ("Coach") whereby agreed to extend a $1 million capital line of credit ("LOC") to the Company (Attached as Exhibit 10.6).  The terms of the LOC enable the Company to increase the funds available to $4 million based upon the achievement of mutually agreed performance criteria.

   The LOC has a term of three (3) years with advances secured by promissory notes.  At Coach's option, the loan can be converted into shares of the Company's common stock at a price of $0.90 per share on the initial $1 million.  Any funds over $1 million are convertible at 75 percent of the five-day bid-price preceding the draw down of funds with a floor price of $0.90 per share.  The interest rate on advances is 10 percent, calculated and payable annually, with an additional loan fee of two percent (2%) deducted from each advance of funds.  A finder's fee of 100,000 was paid to a third party upon the execution of the agreement.

Item 9.01    Financial Statements and Exhibits

Exhibits

    10.6              Agreement between Wentworth Energy, Inc. and Coach Capital, LLC for line of credit, dated September 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2005

WENTWORTH ENERGY, INC.

/s/ Gordon McDougall

     Gordon McDougall,

     Director